VANDERKAM & SANDERS
                             440 LOUISIANA, STE 475
                                HOUSTON, TX 77002
                                 (713) 547-8900
                            (713) 547-8910 FACSIMILE


                                   Exhibit 5.1

                                 August 1, 2002


American Stock Transfer & Trust Company
40 Wall Street
New York, NY 10005

Re:  Form S-8 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the followed described securities of China Continental, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for he purpose of registering such securities under the Securities Act of 1933:

     1. 4,870,000shares of common stock, $.001 par value (the "Shares") issuable for services rendered by third party scientists, financial consultants and attorneys.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                                   Sincerely,
                                                   VANDERKAM & SANDERS


                                                   /s/ Vanderkam & Sanders